UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2006

BLAIR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-00878	25-0691670
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer File Number)

220 Hickory Street, Warren, Pennsylvania	16366-0001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (814) 723-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(b) On December 7, 2006, Blair Corporation (the “Company”) announced that it had been notified by John E. Zawacki, its President and Chief Executive Officer, that Mr. Zawacki plans to retire from the Company and resign from the Board of Directors, effective as of April 1, 2007. A copy of the press releases announcing the retirement of Mr. Zawacki are filed with this report as Exhibit 99.1 and 99.2 and are incorporated herein by reference.

(c) On December 7, 2006, the Company also announced that the Board of Directors of the Company has appointed Adelmo S. Lopez Executive Vice President of the Company, effective immediately. Mr. Lopez currently serves as Senior Vice President, Chief Financial Officer and Chief Operating Officer of the Company. A copy of the press releases announcing the appointment of Mr. Lopez are filed with this report as Exhibit 99.1 and 99.2 and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit 99.1 Press release announcing retirement of President and Chief Executive Officer and appointment of Executive Vice President dated December 7, 2006.

Exhibit 99.2 Regional press release announcing retirement of President and Chief Executive Officer and appointment of Executive Vice President dates December 7, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2006	BLAIR CORPORATION

	By:	/S/ JOHN E. ZAWACKI
John E. Zawacki
President and Chief Executive Officer

	By:	/S/ HERB HOTCHKISS
Herb Hotchkiss
Corporate Secretary